As filed with the Securities and Exchange Commission on January 9, 2024

Registration No. 333-

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	87-0407858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2790 Skypark Drive, Suite 105 Torrance, California	90505
(Address of Principal Executive Officers)	(Zip Code)

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Global Clean Energy Holdings, Inc.
2020 Equity Incentive Plan
(Full title of the plan)
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Richard Palmer,
Chief Executive Officer
Global Clean Energy Holdings, Inc.
2790 Skypark Drive, Suite 105
Torrance, California 90505
(Name and address of agent for service)

(310) 641-4234
(Telephone number, including area code, of agent for service)
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Copy to:
Heath Trisdale
King & Spalding LLP
1100 Louisiana, Suite 4100
Houston, TX 77002
(713) 751-3200
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (“Registration Statement”) relates to the registration of an additional 10,000,000 shares (the “Shares”) of common stock, $0.01 par value per share, of Global Clean Energy Holdings, Inc. (the “Registrant”). The Shares are of the same class and relate to the same employee benefit plan, the Registrant’s 2020 Equity Incentive Plan, which was amended and restated on November 17, 2023 at the Registrant’s Annual Meeting of Stockholders (the “Plan”), as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on February 1, 2021 (Registration No. 333-252614) and September 29, 2022 (Registration No. 333-267658) (together, the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference (solely to the extent the contents of such registration statement relate to the Plan) and the information required by Part II is omitted, except as supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation (incorporated herein by reference to Appendix D to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 2, 2010).
4.2	Certificate of Amendment to its Certificate of Incorporation (incorporated by reference herein to Exhibit 3.2 to the Company’s Form 10-K filed on April 13, 2021).
4.3	Bylaws (incorporated herein by reference to Appendix E to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 2, 2010).
4.4
Certificate of Designation of Rights, Preferences and Privileges of Series C Preferred Stock of Global Clean Energy Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on February 8, 2022).

4.5	Specimen stock certificate (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on October 6, 2020, and incorporated herein by reference).
5.1*	Opinion of King & Spalding LLP (included with this registration statement).
23.1*	Consent of Grant Thornton LLP (included with this registration statement).
23.2*	Consent of King & Spalding LLP (included in the opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
99.1
Global Clean Energy Holdings, Inc. Second Amended and Restated 2020 Equity Incentive Plan (incorporated herein by reference to the appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 2, 2023).

107*	Filing Fee Table (filed herewith).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 9, 2024.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:	/s/ RICHARD PALMER
Richard Palmer, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Richard Palmer and Wade Adkins as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post- effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 9th day of January, 2024.

Signature	Title

/s/ RICHARD PALMER	Chief Executive Officer
Richard Palmer	(Principal Executive Officer) and Director

/s/ WADE ADKINS	Chief Financial Officer
Wade Adkins	(Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID WALKER	Chairman, the Board of Directors
David Walker

/s/ SUSAN ANHALT	Director
Susan Anhalt

/s/ PHYLLIS CURRIE	Director
Phyllis Currie

/s/ TIMOTHY J. IEZZONI	Director
Timothy J. Iezzoni

/s/ MARTIN WENZEL	Director
Martin Wenzel

/s/ AMY WOOD	Director
Amy Wood